Exhibit 99.01

FOR IMMEDIATE RELEASE

Versant Contact:

Lee McGrath

Chief Financial Officer

Versant Corporation

1-800-VERSANT

510-789-1500

lmcgrath@versant.com

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Announces Results for First Quarter 2004

Quarterly Highlights include Net Profit and Positive Cash Flow

Fremont, California, February 25, 2004 - Versant Corporation (NASDAQ: VSNT), today announced its results for the first quarter ended January 31, 2004.

For the first quarter ended January 31, 2004, Versant reported total revenue of $6.4 million. License revenue for the first quarter was $3.1 million, representing 48% of total quarterly revenues.  Services revenue for the first quarter was $3.3 million. Net profit for the quarter was $605,000, or $0.03 per share on a diluted basis. The company had positive cash flow of $1.2 million from operations for the first quarter of 2004.

“The first quarter delivered the best results for Versant in three years. The profitability and positive cash flow combined to deliver a very successful quarter that creates the momentum for a successful fiscal 2004,” said Nick Ordon, Versant’s president and chief executive officer. “Significant customer transactions for this quarter include orders from Samsung, Lockheed-Martin and a major medical manufacturer. The technology, communications and medical sectors were key contributors to our revenue in this quarter. Amongst the new product lines, our JDO products got off to a solid start with sales to several customers.”

Comparatively, revenues for Q1 2004 were up 9% over Q1 2003. Operating expense for Q1 2004 decreased by 2% from Q1 2003.  Diluted net income per share for Q1 2004 was $0.03 per share compared to a net loss of $0.05 per share for Q1 2003.

Key Highlights

Ordon also said, “The results of this quarter set a very positive tone for 2004. Our earnings this quarter were the highest reported earnings in fifteen quarters. We also delivered the strongest revenues in ten quarters. Additionally, our services business continues to grow and add to the robustness and predictability of our revenues.”

6539 Dumbarton Circle • Fremont • CA 94555 • USA • Main: (+1) 510 789 1500 • Fax: (+1) 510 789 1515

“We continue to be very excited about our proposed merger with Poet Holdings and the synergy between the two companies as we look forward to consummating the merger in March, subject to the approval of Versant’s and Poet’s stockholders.  Our conversations with customers and our business partners have reaffirmed the synergies around the proposed merger with Poet Holdings. The ability to build a stronger company together with Poet where each company is already demonstrably delivering stronger results is a very exciting phase in Versant’s history,” said Ordon.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in data management and integration software for the real-time enterprise.  Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs and deliver products with a huge competitive edge.  Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense.  With over 5,000 installations, Versant has been a highly reliable partner for over 14 years for Global 2000 companies such as British Airways, US Government, Financial Times, Tyco International, IBM, and MCI.  For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include, but are not limited to, statements regarding Versant’s future performance, particularly in fiscal 2004 and the quality and predictability of its revenues. The press release also contains forward-looking statements concerning the pending merger with Poet Holdings that reflect an assumption that this merger will be consummated. However, there can no assurance that our pending merger with Poet will be consummated as assumed, or at all. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future performance or of the completion of the Poet merger or any other transaction, and that these statements involve risk factors and uncertainties that may cause Versant’s actual results and future structure to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the uncertainty as to the impact and duration of the current economic slowdown and the associated reduction in corporate IT spending, delays in sales cycles for our products and services, whether our products will be accepted by, or continue to be accepted or used by our customer base, as well as factors related to the proposed merger with Poet Holdings, including whether and when the merger is consummated, the impact of the proposed merger with Poet on Versant’s business, the effect of the proposed merger on the ability of the combined company to successfully market its products if the merger occurs, the performance capabilities of products of the combined company,  the cash position of the combined company following the merger if it occurs, and the company’s ability to successfully manage its costs and operations and maintain its working capital. These and other related risks are described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and 10-Q made with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release, and the Company has no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Versant is either registered trademarks or trademarks of Versant Corporation in the United States and/or other countries. All other products are a registered trademark or trademark of their respective company in the United States and/or other countries.

Versant will host a teleconference to discuss first quarter fiscal 2004 results today after markets close. The details for the earnings call are as follows:

Date:	Wednesday, February 25, 2004

Time:	1:30 PM Pacific (4:30 PM Eastern)

Dial-in number:	1-800-257-7063

International:	1-303-262-2190

Internet Simulcast:	http://www.actioncast.acttel.com	Event ID # 20674

*Windows Media Player needed for simulcast. Simulcast is voice only.

Call the conference number 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until March 3, 2004

Replay number: 1- 800-405-2236

International Replay number: 1-303-590-3000

Internet Simulcast: http://www.actioncast.acttel.com  Event ID # 20674

** Enter the playback pass code (571033) to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 31, 2004	*October 31, 2003
ASSETS

Current assets:
Cash and cash equivalents	$3,978	$3,311
Accounts receivable, net of allowance for doubtful accounts of $206 and $258, respectively	3,343	4,023
Other current assets	70	623
Total current assets	7,391	7,957

Property and equipment, net	1,085	1,232
Other assets	838	543
Intangibles, net of accumulated amortization	365	389
Goodwill	948	948
Total assets	$10,627	$11,069

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Line of credit	$	$500
Accounts payable	422	739
Accrued liabilities	2,456	2,148
Current portion of deferred revenue	3,455	3,905
Current portion of deferred rent	71	63
Total current liabilities	6,404	7,355

Long-term liabilities, net of current portion:
Long-term portion of deferred revenue	28	83
Long-term portion of deferred rent	289	309
Total long-term liabilities	317	392

Total liabilities	6,721	7,747
Shareholders’ equity:
Convertible preferred stock, no par value	4,912	4,912
Common stock, no par value	55,212	55,096
Accumulated deficit	(56,103)	(56,708)
Accumulated other comprehensive income	(115)	22
Total shareholders’ equity	3,906	3,322
	$10,627	$11,069

* This financial information was derived from our audited financial statements included in our Form 10-K for the year ended October 31, 2003.

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31, 2004	Three Months Ended January 31, 2003

Revenue:
License	$3,082	$2,672
Maintenance	1,591	1,567
Professional services	1,693	1,610
Total revenue	6,366	5,849

Cost of revenue:
License	47	777
Maintenance	339	330
Professional services	1,476	1,440
Amortization of purchased intangibles	24	19
Total cost of revenue	1,886	2,566

Gross profit	4,480	3,283

Operating expenses:
Marketing and sales	2,164	2,126
Research and development	961	1,270
General and administrative	807	607
Total operating expenses	3,932	4,003

Income (loss) from operations	548	(720)

Other income, net	97	80

Income (loss) before taxes	645	(640)
Provision for income taxes	40	24
Net income (loss)	$605	$(664)

Basic net income (loss) per share	$.04	$(0.05)

Diluted net income (loss) per share	$.03	$(0.05)

Basic weighted average common shares	14,743	13,642

Diluted weighted average common shares	17,967	13,642